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                                                                    Exhibit 4.17


                         ECHOSTAR COMMUNICATIONS CORPORATION
                              CERTIFICATE OF CORRECTION
                                       FOR THE
                              CERTIFICATE OF DESIGNATION
                                FILED OCTOBER 1, 1997

                                   ESTABLISHING THE

                VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS,
                         RESTRICTIONS, AND RELATIVE RIGHTS OF

                                12-1/8% SERIES B SENIOR
                       REDEEMABLE EXCHANGEABLE PREFERRED STOCK
            ______________________________________________________________

            Certificate of Correction to Certificate of Designation filed pursuant to Section 78.1955 of the
                          General Corporation Law of Nevada
            ______________________________________________________________


    Each of Charles W. Ergen, President, and David K. Moskowitz, the Senior
Vice President, General Counsel and Secretary of EchoStar Communications Corporation (the "Issuer"), a corporation organized and existing under the General Corporation Law of the State of Nevada, pursuant to authority conferred pursuant to the provisions of Ch. 208, Sec. 2, Page 693 of the Advance Sheets of the Nevada Legislature, Sixty-Ninth Session (1997) do hereby correct the Certificate of Designations for the Issuer's 12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 filed by the Issuer on October 1, 1997, to include Clauses 8.2(d)(vi)(B) and 8.2(d)(vi)(C), the introductory paragraph to
Section 8.3, and Section 8.3(a), which had been approved by the Board of Directors but were


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inadvertently omitted from the original filing of the Certificate of Designation for the Issuer's 12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 and a typographical error included in Paragraph 14.7(a)(ii) of the Certificate of Designation. For the avoidance of confusion, the entire resolution establishing the voting powers, designations, preferences, limitations, restrictions, and relative rights of the Issuer's 12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (inclusive of the corrected Clauses, Sections, and Paragraphs) is set forth in full below. Certain capitalized terms used herein are defined in Article 12.

    RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock" (referred to herein as the "Senior Preferred Stock"), having the number of shares and, to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such Senior Preferred Stock are not stated and expressed in the Articles of Incorporation, the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

1   DESIGNATION AND NUMBER OF SHARES

    1.1 The series will be known as the 12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004.

    1.2 The Senior Preferred Stock will be a series consisting of 900,000 shares of the authorized but unissued preferred stock of this corporation (the "Issuer").

2   DIVIDENDS


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    2.1    Holders of Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Senior Preferred Stock at a rate per annum equal to 12-1/8% of the liquidation preference per share.

           (a) All dividends will be cumulative, whether or not earned or declared, compounded on a quarterly basis on January 1, April 1, July 1, and October 1 of each year from the Issuance Date, commencing January 1, 1998. Subject to Section 2.2, the Issuer may pay dividends, at its option, in cash or in additional fully paid and non-assessable shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends.

           (b) Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable in arrears to holders of record as they appear on the stock books of the Issuer on each record date following the Issuance Date, such payment to be made not more than 60 days following each respective record date. Such record dates will be established in accordance with the General Corporation Law of Nevada.

    2.2 (a) Subject to this Section 2.2, no full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities (as defined below) for any period unless:

              (i) full cumulative dividends on the Senior Preferred Stock shall have been or contemporaneously are declared and paid in full through the immediately preceding dividend payment date, and

              (ii) if the dividend on the Parity Securities is declared as payable in cash, a sum in cash is set apart for the next succeeding payment on the Senior Preferred Stock at the next succeeding dividend payment date.

If full dividends are not so paid, the Senior Preferred Stock will share dividends pro rata with any Parity Securities.

           (b) No dividends may be paid or set apart for payment on Parity Securities or Junior Securities (as defined), except dividends:

                   (i) on Junior Securities payable in additional shares of Junior Securities, and


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                   (ii)   on Parity Securities payable in additional shares of
    Parity Securities or Junior Securities,

provided, however, that, notwithstanding the provisions of Sections 2.2(a)(ii), 2.2(b)(i) and 2.2(b)(ii), whether or not full dividends have been or will be paid in cash on the shares of the Senior Preferred Stock, the Issuer shall be entitled to declare and pay cash dividends on Parity Securities and Junior Securities to the extent that

              (1) the funds for such cash dividend payments are derived, directly or indirectly, from the proceeds of an offering of Parity Securities or Junior Securities with respect to which such cash dividends are to be paid (or a concurrent offering of related securities), and

              (2) provided that in connection with such offering it is disclosed to the purchasers of such Parity Securities or Junior Securities, as the case may be, in an offering memorandum, prospectus, or similar communication, that a portion of the proceeds thereof may be used for the payment of cash dividends on such securities (any transaction in which the Issuer obtains the right to make cash dividend payments on Parity Securities or Junior Securities pursuant to this provision being referred to as a "Self-Funding Event").

           (c) No Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto if full cumulative and unpaid dividends have not been paid in cash on the Senior Preferred Stock through the immediately preceding dividend payment date or contemporaneously provided for; provided that, notwithstanding the foregoing:

              (x) cash dividends may be paid on Parity Securities and Junior Securities to the extent permitted by Section 2.2(b), and

              (y) the Issuer may repurchase, redeem or otherwise retire or set aside funds for those purposes with respect to any Parity Securities or Junior Securities in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Parity Securities or Junior Securities (other than Disqualified Stock), as the case may be, of the Issuer.

           (d) In the event that the Issuer shall at any time pay any dividend on any Equity Interest (as defined), other than the Senior Preferred Stock, in cash, then in such event the Issuer shall be required to make a cash dividend payment on the next succeeding


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dividend payment date with respect to the Senior Preferred Stock and shall be required to continue to make such payments in cash until the Issuer shall have made a dividend payment on its other outstanding Equity Interests in a form other than cash; provided that:

              (i) the requirements of this Section 2.2(d) shall not be applicable if the source of the cash dividend payment in respect of any such Equity Interest was a Self-Funding Event, and

              (ii) subject to the provisions of this Certificate of Designation, the Issuer shall not be prohibited from making dividend payments in cash or kind on different dividend payment dates.

    2.3 The Senior Preferred Stock will be exchangeable, at the option of the Issuer, into the Exchange Notes, unissued shares of Senior Preferred Stock, or a newly authorized series of preferred stock, at any time, after the Issuance Date.

3   RANKING

    3.1 The Senior Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer, rank:

           (a) senior to all classes of common stock and to each series of preferred stock existing on the date of this Certificate of Designation and each other class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer (collectively, with the Common Stock, referred to as the "Junior Securities");

           (b) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer (collectively, referred to as "Parity Securities"); and

           (c) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Issuer, which is established after the date of this Certificate of Designation by the Board of Directors, the terms of which expressly provide that such


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class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up or dissolution of the Issuer (collectively referred to as "Senior Securities").

    3.2 The Issuer is entitled to amend its articles of incorporation to authorize one or more additional series of preferred stock, file certificates of designation, and issue without restriction, from time to time, any series of Junior Securities, Parity Securities or Senior Securities, PROVIDED, HOWEVER, that the Issuer may not issue any new class of Parity Securities or Senior Securities without the prior approval of the holders of at least 50% of the shares of the Senior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class, except that without the approval of the holders of Senior Preferred Stock, the Issuer may amend its articles of incorporation to authorize additional series of preferred stock, file certificates of designation, and issue and have outstanding shares of Parity Securities,

           (x) issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Senior Preferred Stock or other Parity Securities, or

           (y) with an aggregate liquidation preference, at any one time outstanding, not to exceed $100 million.

    3.3 The Issuer's 8% Series A Cumulative Preferred Stock is hereby subordinated to the Senior Preferred Stock with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Issuer.

4   REDEMPTION OF SENIOR PREFERRED STOCK

    4.1    OPTIONAL REDEMPTION

    (a) Except as provided in the next paragraph, shares of the Senior Preferred Stock will not be redeemable prior to July 1, 2000. Thereafter, the Senior Preferred Stock will be subject to redemption at the option of the Issuer in cash, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, together with accumulated and unpaid dividends thereon to the applicable redemption date (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date) if redeemed during the 12-month period beginning on July 1 of the years indicated below (provided that the Issuer may pay the amount of any


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pro-rated or accumulated dividend in additional shares of Senior Preferred Stock if the Issuer is, at such time, contractually prohibited from paying dividends in cash):


    YEAR                                                          PERCENTAGE
    ----                                                          ----------
    2000..........................................................106.0625%
    2001..........................................................104.0417%
    2002..........................................................102.0208%
    Thereafter....................................................100.0000%
    =============================================================

    (b) Notwithstanding the foregoing, at any time prior to July 1, 2000, the Issuer may redeem shares of the Senior Preferred Stock at a redemption price, payable in cash, equal to 112.125% of the liquidation preference thereof, plus an amount equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date (provided that the Issuer may pay the amount of any pro-rated or accumulated dividend in additional shares of Senior Preferred Stock if the Issuer is, at such time, contractually prohibited from paying dividends in cash) (subject to the right of holders of the Senior Preferred Stock on any relevant record dates to receive dividends due on relevant dividend payment dates), with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of the Issuer or any of its Subsidiaries (other than proceeds from a sale to the Issuer or any of its Subsidiaries); PROVIDED that

              (i) Senior Preferred Stock representing at least two-thirds in aggregate liquidation preference of all Senior Preferred Stock originally issued remains outstanding immediately after the occurrence of such redemption and

              (ii)such redemption occurs within 120 days of the date of the closing of any such sale; and, provided further, that the Issuer may pay the amount of any pro-rated or accumulated dividend in additional shares of Senior Preferred Stock if the Issuer is, at such time, contractually prohibited from paying dividends in cash.

    (c) In the event of a partial redemption of the Senior Preferred Stock, the shares to be redeemed will be selected on a pro rata basis, except that the Issuer may redeem all shares of the Senior Preferred Stock held by any holder of fewer than ten shares (or all shares of the Senior Preferred Stock owned by any holder who would hold less than ten shares as a result of such redemption), as determined by the Issuer. No partial redemption of the Senior Preferred Stock may be authorized or made unless prior thereto all accumulated and unpaid dividends thereon shall have been paid in cash or declared and a sum set apart for such payment (provided that the Issuer may pay the amount of any pro-rated or accumulated


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dividend in additional shares of Senior Preferred Stock if the Issuer is, at such time, contractually prohibited from paying dividends in cash).

    4.2    MANDATORY REDEMPTION

    The Senior Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restrictions with respect thereto) in whole on July 1, 2004 at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption.

5   CHANGE OF CONTROL

    5.1 In the event of a Change of Control, the Issuer will be required (subject to any contractual and other restrictions with respect thereto and the legal availability of funds therefor) to make an offer to purchase to each holder of the Senior Preferred Stock to repurchase all or any part of such holder's Senior Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends (if any) to the date of repurchase (the "Change of Control Payment"); provided that any such obligation to make such an offer shall not become effective until such time as the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured. The Offer to Purchase must be made within 30 days following a Change of Control, or the date the offer becomes effective (if later), must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

    5.2    The foregoing provision is not waivable by the Issuer.

6   LIQUIDATION PREFERENCE

    6.1 Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, holders of the Senior Preferred Stock will be entitled to be paid, out of assets of the Issuer available for distribution, $1,000 per share, being the liquidation preference per share, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, the common stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the holders of the


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Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Issuer in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of the Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Issuer. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Issuer nor the consolidation or merger of the Issuer with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Issuer.

7   VOTING RIGHTS

    7.1 Holders of the Senior Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth herein.

    7.2    (a) If

              (i) dividends on the Senior Preferred Stock are in arrears and unpaid for four consecutive quarterly periods or six quarterly periods (whether or not consecutive);

              (ii) the Issuer fails to discharge any redemption obligation with respect to the Senior Preferred Stock;

              (iii) a breach or violation of the provisions set forth in
    Section 8, below, occurs and the breach or violation continues for a period of 30 days or more;

              (iv) an Orbital Event occurs; or

              (v) a default occurs on the obligation to pay principal of, interest on or any other payment obligation when due (a "Default Payment") at final maturity on one or more classes of Indebtedness of the Issuer, DBS Corp or any Restricted Subsidiary of DBS Corp, whether such Indebtedness exists on the Senior Preferred Stock Issuance Date or is incurred thereafter, having individually or in the aggregate an outstanding principal amount of $5,000,000 or more, or any other Default Payment occurs on one or more such classes of Indebtedness having individually or in the aggregate an outstanding principal amount of $5,000,000 or more and such class or classes of Indebtedness are declared due and payable prior to their respective maturities,


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then the number of directors constituting the Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Senior Preferred Stock, voting separately as a class, to elect two directors, and

           (b) the approval of holders of a majority of the outstanding shares of the Senior Preferred Stock, voting as a separate class, will be required for any merger, consolidation or sale of substantially all of the assets of the Issuer, except as permitted pursuant to the covenant entitled "Merger or Consolidation" in Section 8.4, below.

    7.3 Each event described in clause (a) of Section 7.2, above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue only until such time as all dividends in arrears on the Senior Preferred Stock are paid in full and any failure, breach or default referred to in clause (a) of Section 7.2 is remedied.

    7.4 The Issuer may not amend the Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Senior Preferred Stock, or authorize the issuance of any additional shares of the Senior Preferred Stock (other than shares of the Senior Preferred Stock which are used to pay accrued dividends on the Senior Preferred Stock and other than as stated above in Section 3, "Ranking"), without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Senior Preferred Stock, voting or consenting, as the case may be, as one class.

    7.5    Except as set forth in this Certificate of Designation,

           (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or

           (b)an increase or decrease in the amount of authorized capital stock of any class, including any preferred stock,

shall not require the consent of the holders of the Senior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of the Senior Preferred Stock.

    7.6 Any exercise of the voting rights contained herein will be subject to applicable provisions of the Communications Act including, without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses (as that term is defined in the Communications
Act).


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8   CERTAIN COVENANTS

    8.1 RESTRICTED PAYMENTS. (a) DBS Corp shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (i) declare or pay any dividend or make any distribution on account of any Equity Interests of DBS Corp or any of its Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of DBS Corp or dividends or distributions payable to DBS Corp or any Wholly Owned Subsidiary of DBS Corp (other than Unrestricted Subsidiaries of DBS Corp);

           (ii) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of DBS Corp, any of its Subsidiaries or any other Affiliate of DBS Corp, other than any such Equity Interests owned by DBS Corp or any of its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of DBS Corp); or

           (iii)   make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (i), (ii), and (iii) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

           (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

           (2) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of DBS Corp would not have exceeded 6.0 to 1; and

           (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by DBS Corp after the Issuance Date, is less than the sum of: (A) the difference of cumulative (x) Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) minus (y) 150% of Consolidated Interest Expense of DBS Corp, each as determined for the period (taken as one accounting period) from October 1, 1997 to the end of DBS Corp's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus (B) an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its Subsidiaries from the issue or sale of Equity


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    Interests (other than Disqualified Stock) of DBS Corp or the Issuer (other than Equity Interests sold to a Subsidiary of DBS Corp or the Issuer, and PROVIDED that any sale of Equity Interests of the Issuer shall only be included in such calculation to the extent that the proceeds thereof are contributed to the capital of DBS Corp other than as Disqualified Stock or Indebtedness), since June 25, 1997.

    (b)    The foregoing provisions of Section 8.2(a) will not prohibit:

           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Certificate of Designation;

           (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of DBS Corp in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of DBS Corp) of other Equity Interests of DBS Corp (other than Disqualified Stock);

           (iii) the payment of dividends on, or the redemption of, the Dish Preferred Stock;

           (iv) Investments in an aggregate amount not to exceed $20 million; PROVIDED that such Investments are in businesses of the type described under " - Activities of the Issuer" contained in Section 8.5;

           (v) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $25.0 million plus (B) 30% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

           (vi) the purchase of employee stock options, or capital stock issued pursuant to the exercise of employee stock options, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the Issuance Date;

           (vii)   a Permitted Refinancing (as defined below in Section 8.2, "
- Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries");

           (viii) Investments in an amount equal to the net proceeds received by DBS Corp or any of its Restricted Subsidiaries from the issue and sale of Equity Interests of the

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Issuer (other than Equity Interests sold to a Subsidiary of the Issuer and other than Disqualified Stock), since June 25, 1997; PROVIDED that the entity making such Investment (if other than the Issuer) receives a capital contribution from the Issuer in an amount greater than or equal to the amount of such Investment;

           (ix) the purchase of odd-lots of Equity Interests of the Issuer, in an amount not to exceed $1 million in the aggregate;

           (x) Investments in ExpressVu, Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the Issuance Date, to the Issuer or its Subsidiaries with respect to ExpressVu, Inc.;

           (xi) Investments in ABCN, Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the Issuance Date, to the Issuer or its Subsidiaries with respect to ABCN, Inc.; or

           (xii) the payment of any dividend, or making of any distribution or Investment, the proceeds of which are, within five Business Days of receipt thereof, used to pay (x) for the construction, launch, operation or insurance of EchoStar III, PROVIDED that at the time of any such payment, distribution or Investment, EchoStar III shall be owned by the Issuer or any Wholly Owned Subsidiary of the Issuer, or (y) any cash dividend on the Senior Preferred Stock.

    Restricted Payments made pursuant to clauses (i) and (viii) shall be included as Restricted Payments in any computation made pursuant to clause 8.2(c)(iii) above.

           (c) Not later than the date of making any Restricted Payment, DBS Corp shall deliver an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by clause 8.2(b), above, were computed, which calculations shall be based upon the Issuer's latest available financial statements.

    8.2 INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED STOCK AND ISSUANCE OF PREFERRED EQUITY INTERESTS OF SUBSIDIARIES. (a) DBS Corp shall not, and DBS Corp shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock and DBS Corp shall not permit any of its Restricted Subsidiaries to issue any Preferred Equity Interest; PROVIDED, HOWEVER, that notwithstanding the foregoing DBS Corp and each of its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred

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Equity Interests if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Equity Interests and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of DBS Corp would not have exceeded 6.0 to 1.

           (b)     The foregoing limitation will not apply to:

                   (i) the incurrence of the Deferred Payments and letters of credit with respect thereto;

                   (ii)   the incurrence of Bank Debt;

                   (iii) the incurrence of Indebtedness in an aggregate amount not to exceed $15 million upon a finding by DBS Corp (evidenced by a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate) that such Indebtedness is necessary to finance costs in connection with the development, construction, launch or insurance of EchoStar III or IV (or any permitted replacements thereof);

                   (iv) Indebtedness between and among DBS Corp and each of its Restricted Subsidiaries;

                   (v) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by DBS Corp or any of its Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of DBS Corp or any of its Restricted Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries;

                   (vi)   Existing Indebtedness;

                   (vii) additional Indebtedness in an aggregate amount not to exceed $15 million at any one time outstanding;

                   (viii) the incurrence of Purchase Money Indebtedness by DBS
                          Corp and any Restricted Subsidiary in an aggregate amount not to exceed $30 million at any one time outstanding; or

                   (ix) the incurrence by DBS Corp or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i), (iii), (v),
                          (vi), (vii) and (viii) above ("Refinancing
                          Indebtedness"); PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded; and
                          (B) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than; the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded.

           (c) In addition, the Issuer shall not incur any Indebtedness (including Acquired Debt), and the Issuer shall not permit any Subsidiary of the Issuer which owns any Equity Interests (including for these purposes any debt security that is convertible into, or exchangeable for, Capital Stock) in DBS Corp (a "Bound Subsidiary") to issue Disqualified Stock or Preferred Equity Interests or incur any Indebtedness (including Acquired Debt); PROVIDED, HOWEVER, that, notwithstanding the foregoing the Issuer may incur Indebtedness, and Bound Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Equity Interests if, after giving effect to the incurrence of such Indebtedness or the issuance of the Disqualified Stock or Preferred Equity Interests, and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of the Issuer would not have exceeded 6.0 to 1.

           (d) The foregoing limitation in Section 8.3(c) will not apply to any of the following:

                   (i) Indebtedness between and among the Issuer and each of its Subsidiaries;

                   (ii) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Issuer or any of its Bound Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of the Issuer or any of its Bound Subsidiaries other than the property and assets of such acquired entity and its subsidiaries;

                   (iii) Existing Indebtedness or Indebtedness incurred in connection with the exchange of the Senior Preferred Stock for Exchange Notes;

                   (iv) Additional Indebtedness in an aggregate amount not to exceed $25 million at any one time outstanding;

                   (v) The incurrence of Purchase Money Indebtedness by the Issuer or any Bound Subsidiary in an aggregate amount not to exceed $10 million at any one time outstanding;

                   (vi) The incurrence by the Issuer or any of its Bound Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (ii), (iii), (iv) and (v) above ("Refinancing Indebtedness"), PROVIDED, HOWEVER, that: (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced substituted or refunded; (B) the refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (C) the Refinancing Indebtedness shall be subordinated in right of payment to the debt being refinanced, if at all, on terms at least as favorable to the holders of such debt as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded; (a "Permitted Refinancing").

    8.3 ASSET SALES. If DBS Corp or any of its Restricted Subsidiaries, in a single transaction or a series of related transactions:

           (a) sells, leases, conveys or otherwise disposes of any assets (including by way of a sale-and-leaseback transaction), other than (i) sales of inventory in the ordinary course of business, (ii) sales to DBS Corp or a Wholly Owned Restricted Subsidiary of DBS Corp by any Restricted Subsidiary of DBS Corp, (iii) sales of accounts receivable by EAC or DNCC for cash in an amount at least equal to the fair market value of such accounts receivable or (iv) sales of rights to satellite launches (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer shall be governed by the provisions of the Exchange Indenture described below in Section 14);

           (b) issue or sell equity securities of any Restricted Subsidiary of DBS Corp, in either case, which assets or securities (i) have a fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) in excess of $10 million or (ii) are sold or otherwise disposed of for net proceeds in excess of $10 million (each of the foregoing, an "Asset Sale") then:

                   (A) DBS Corp or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of the assets sold or otherwise disposed of; and

                   (B) at least 80% of the consideration therefor received by DBS Corp or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that DBS Corp may consider up to $15 million of non-cash assets at any one time to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash.

    (c) Any Net Proceeds from any Asset Sale that are not applied or invested in the business of the Issuer within 180 days after such Asset Sale, or not applied to an offer to repurchase 1994 Notes required by the 1994 Notes Indenture, the 1996 Notes required by the 1996 Notes Indenture, and 1997 Notes required by the 1997 Notes Indenture shall be applied to an offer to purchase Senior Preferred Stock at a purchase price of 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of purchase; provided that any such obligation to make such an offer shall not become effective until such time as the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured.

    (d) Notwithstanding the foregoing, any transaction which would not constitute an Asset Sale, or which would not be subject to the terms of the Asset Sale covenant contained in the 1997 Notes Indenture, shall not constitute an Asset Sale for purposes of this Asset Sale covenant.

    8.4 MERGER OR CONSOLIDATION. Without the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, the Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless: (A) either (i) the Issuer is surviving or continuing Person or (2) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Issuer as an entirety or substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Issuer have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, the Senior Preferred Stock had immediately prior to such transaction; and (C) the Issuer has delivered prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

    8.5 ACTIVITIES OF THE ISSUER. Neither the Issuer nor any of its Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international satellite communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, the acquisition, transmission, broadcast, production and other provision of programming therewith and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

    8.6 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. DBS Corp shall not, and DBS Corp shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (a) pay dividends or make any other distributions to DBS Corp or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to DBS Corp or any of its Subsidiaries;

    (b)    make loans or advances to DBS Corp or any of its Subsidiaries; or

    (c) transfer any of its properties or assets to DBS Corp or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

           (i) Existing Indebtedness and existing agreements as in effect on the Issuance Date;

           (ii) any Credit Agreement containing any encumbrances or restrictions that are no more restrictive with respect to the provisions set forth in clauses (a), (b) and (c) above than the 1994 Credit Agreement as in effect on the date of its expiration;

           (iii)   applicable law or regulation;

           (iv) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Certificate of Designation;

           (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; or

           (vi) Refinancing Indebtedness, as defined in " - Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries", Section 8.2 hereof), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    8.7    ACCOUNTS RECEIVABLE SUBSIDIARY.  DBS Corp:

           (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of the covenant in Section 8.1 hereof entitled "Restricted Payments" or any other requirements of this Certificate of Designation, make Investments in an Accounts Receivable Subsidiary: (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance: (A) the purchase of accounts receivable of DBS Corp and its Subsidiaries or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (PROVIDED that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

           (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; PROVIDED that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the Issuance Date (and not written-off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

           (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from DBS Corp and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

           (d) shall not, and shall not permit any of its Subsidiaries to, enter into any Guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of DBS Corp or any of its Subsidiaries with respect to the accounts receivable sold by DBS Corp or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; PROVIDED that neither DBS Corp nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

           (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of DBS Corp and its Subsidiaries and activities incidental thereto;

           (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to DBS Corp and Non-Recourse Indebtedness; PROVIDED that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

           (g) shall cause any Accounts Receivable Subsidiary to remit to DBS Corp or a Subsidiary of DBS Corp on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to DBS Corp, (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or (iii) to finance the purchase of additional accounts receivable of DBS Corp and its Subsidiaries; and

           (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

    8.8 PROHIBITION ON STOCK PLEDGE. The Issuer shall not, and shall not permit any Subsidiary to, grant any lien on, or security interest in, or otherwise pledge as collateral, any of the capital stock of DBS Corp or any Bound Subsidiary, except for any lien, security interest, or pledge which may be granted in connection with an extension, renewal, refinancing, or refunding of Indebtedness existing on the Issuance Date, provided that no additional capital stock of DBS Corp or any Bound Subsidiary is used as collateral for such extension, renewal, refinancing, or refunding.

    8.9 TRANSACTIONS WITH AFFILIATES. The Issuer shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

           (a) such Affiliate Transaction is on terms that are no less favorable to DBS Corp or its Subsidiaries than those that would have been obtained in a comparable transaction by DBS Corp or such Subsidiaries with an unrelated Person;

           (b) if such Affiliate Transaction involves aggregate payments in excess of $500,000, DBS Corp delivers to the transfer agent a resolution of the Board of Directors of DBS Corp set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of disinterested members of the Board of Directors of the Issuer; and

           (c) if such Affiliate Transaction involves aggregate payments in excess of $15 million, DBS Corp delivers to the transfer agent an opinion as to the fairness to DBS Corp or such Subsidiaries from a financial point of view of such Affiliate Transaction issued by an investment banking firm of national standing;

PROVIDED, HOWEVER, that (i) the payment of compensation to directors and management of the Issuer in amounts approved by the Compensation Committee of the Board of Directors of the Issuer (which shall consist of a majority of outside directors); (ii) transactions between or among DBS Corp and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of DBS Corp); (iii) the transfer of rights and interests in any permits or licenses relating to the use of channels at the 166DEG. West Longitude or 175DEG. WL orbital slot; (iv) transactions permitted by clauses
(1), (3), (5), (6), (7), (9) and (12) of the second paragraph of the covenant in
Section 8.1 hereof entitled "Restricted Payments"; and (v) any transactions between or among the Issuer and any Subsidiary of the Issuer which is not also a Subsidiary of DBS Corp, shall, in each case, not be deemed Affiliate Transactions.

    8.10 REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any shares of the Senior Preferred Stock remain outstanding, the Issuer shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K) to be filed with the SEC and mailed to the holders of Senior Preferred Stock, in each case, within 15 days of filing with the SEC. If the Issuer is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Issuer shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K), to be so filed with the SEC for public availability and mailed to the holders of Senior Preferred Stock within 120 days after the end of the Issuer's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

    8.11 PAYMENTS FOR CONSENTS. None of the Issuer, DBS Corp nor any of their Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Senior Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designation unless such consideration is offered to be paid or agreed to be paid to all holders of the Senior Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

9 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

    9.1 No director, officer, employee, incorporator or stockholder of DBS Corp, the Issuer or any of their Affiliates, as such, shall have any liability for any obligations of DBS

Corp, the Issuer and any of their Affiliates under the Senior Preferred Stock or the Certificate of Designation or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Senior Preferred Stock waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Preferred Stock.

10  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    10.1 The Issuer may, at its option and at any time, elect to have all obligations discharged with respect to the outstanding the Senior Preferred Stock ("Legal Defeasance"). Such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire obligation under the outstanding the Senior Preferred Stock, except for: (a) the rights of holders of outstanding the Senior Preferred Stock to receive dividend, distribution and premium payments when such payments are due, or on the redemption date, as the case may be; (b) the Issuer's obligations with respect to the Senior Preferred Stock concerning issuing temporary Certificates, registration of Certificates, mutilated, destroyed, lost or stolen Certificates, and the maintenance of an office or agency for payment and money for security payments held in trust; and
(c) the Legal Defeasance provisions of the Certificates. In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Certificate of Designation ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a breach of any covenant with respect to the Certificates.

    10.2   In order to exercise either Legal Defeasance or Covenant Defeasance:
(i) the Issuer must irrevocably deposit with a Trustee, in trust, for the benefit of the holders of the Senior Preferred Stock, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the trustee, to pay the aggregate liquidation preference, premium (if any), plus all accumulated and unpaid dividends to the redemption date, (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (A) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the Issuance Date, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Senior Preferred Stock will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to such trustee confirming that the holders of the Senior Preferred Stock will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Certificate of Designation or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party; (v) the Issuer shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of such Senior Preferred Stock over the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

11  AMENDMENT, SUPPLEMENT AND WAIVER

    11.1 Without the consent of any holder of the Senior Preferred Stock, the Issuer may amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Preferred Stock in addition to or in place of certificated Senior Preferred Stock, to provide for the assumption of the Issuer's obligations to holders of the Senior Preferred Stock in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Senior Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

12  CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in this Certificate of Designation.

    12.1 "ACCOUNTS RECEIVABLE SUBSIDIARY" means one Unrestricted Subsidiary of DBS Corp specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of DBS Corp or any Subsidiary, and PROVIDED that any such designation shall not be deemed to prohibit DBS Corp or any Subsidiary from financing accounts receivable through any other entity, including without limitation, any other Unrestricted Subsidiary.

    12.2 "ACCOUNTS RECEIVABLE SUBSIDIARY NOTES" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

    12.3 "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

    12.4 "ADDITIONAL PAYMENT OBLIGATIONS" means the portion of the payment obligations, under any vendor financing arrangements, of any of DBS Corp, the Issuer or any of DBS Corp's Subsidiaries with respect to the construction, launch or insurance of EchoStar IV in excess of $15.0 million.

    12.5 "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of the Issuer or an officer of the Issuer with a policy making function, shall be deemed an Affiliate of the Issuer or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Issuer or any of its Subsidiaries.

    12.6 "BANK DEBT" means Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not to exceed 90% of the accounts receivable of the borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 75% of the inventory of the Credit Agreement borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 100% of the cash collateral and marketable securities of the Borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement.

    12.7 "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    12.8   "BUSINESS DAY" means any day other than a Legal Holiday.

    12.9 "CAPITAL LEASE" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

    12.10 "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    12.11 "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

    12.12 "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-l or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

    12.13 "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in the Issuer and
(ii) have the voting power to elect at least a majority of the Board of Directors of the Issuer; (b) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in DBS Corp and have the voting power to elect at least a majority of the Board of Directors of DBS Corp, or (d) the first day on which a majority of the members of the Board of Directors of DBS Corp are not Continuing Directors.

    12.14 "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

    12.15 "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, PROVIDED that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the 1997 Notes.

    12.16 "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), on a consolidated basis determined in accordance with GAAP.

    12.17 "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;
(b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

    12.18 "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of: (a) the stockholders' equity of such Person; plus (b) the amount reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Exchange Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

    12.19 "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of DBS Corp or the Issuer, as the case may be, who: (a) was a member of such Board of Directors on the Issuance Date; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    12.20 "CREDIT AGREEMENT" means any one or more credit agreements (which may include or consist of revolving credits) between DBS Corp, the Issuer or any of DBS Corp's Restricted Subsidiaries and one or more banks or other financial institutions providing financing for the business of DBS Corp, the Issuer and DBS Corp's Restricted Subsidiaries, PROVIDED that the lenders party to the Credit Agreement may not be Affiliates of the Issuer.

    12.21  "DBS" means direct broadcast satellite.

    12.22 "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    12.23 "DEFERRED PAYMENTS" means Indebtedness to satellite contractors incurred in connection with the construction and launch of EchoStar I, EchoStar II, EchoStar III and EchoStar IV in an amount not to exceed $135.0 million.

    12.24  "DISH" means Dish, Ltd., a Nevada corporation.

    12.25 "DISH PREFERRED STOCK" means Dish's 8% Series A Cumulative Senior Preferred Stock having an aggregate liquidation preference not in excess of $15.1 million.

    12.26 "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 1, 2004.

    12.27 "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

    12.28  "DBS CORP" means EchoStar DBS Corporation, a Colorado corporation.

    12.29 "ECHOSTAR DBS SYSTEM" means the digital direct broadcast satellite system of the Issuer.

    12.30 "ECHOSTAR I" means Dish's high-powered direct broadcast satellite designated as EchoStar I in the Offering Memorandum.

    12.31 "ECHOSTAR II" means Dish's high-powered direct broadcast satellite designated as EchoStar II in the Offering Memorandum.

    12.32 "ECHOSTAR III" means the high-powered direct broadcast satellite being constructed by DBSC as of the Issuance Date, and any replacement satellite thereof.

    12.33 "ECHOSTAR IV" means the high-powered direct broadcast satellite being constructed by a subsidiary of the Issuer, and any replacement satellite thereof.

    12.34 "ECHOSTAR RECEIVER SYSTEM" means a satellite dish, digital satellite receiver, remote control and related components, used in connection with the DBS service provided by the Issuer and its Subsidiaries.

    12.35 "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

    12.36 "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    12.37  "ESBC" means EchoStar Satellite Broadcasting Corporation.

    12.38  "ESC" means EchoStar Satellite Corporation.

    12.39 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    12.40 "EXCHANGE INDENTURE" means the indenture for the Exchange Notes (as defined in Section 14), the form of which is on file at the principal executive offices of the

Issuer, the terms of which may be modified to the extent the corresponding terms in the Senior Preferred Stock have been modified in accordance with this Certificate of Designation.

    12.41 "EXCHANGE SECURITIES" means the Exchange Notes, the Senior Preferred Stock, or other series of preferred stock to be issued in exchange for the outstanding Senior Preferred Stock on the Exchange Date.

    12.42 "EXISTING INDEBTEDNESS" means any Indebtedness of the Issuer and its Subsidiaries in existence on the Issuance Date or any Indebtedness arising after the Issuance Date if such Indebtedness resulted from a contractual commitment outstanding on the Issuance Date which related to the construction, launch, or insurance of any satellite owned by or under contract to the Issuer or any of its Subsidiaries as of the Issuance Date, until such amounts are repaid.

    12.43  "FCC" means Federal Communications Commission.

    12.44 "FULL-CONUS ORBITAL SLOT" means the 101, 110 or 119 degrees West Longitude orbital slot.

    12.45 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; PROVIDED, HOWEVER; that these definitions and all ratios and calculations contained in the covenants "Restricted Payments" in Section 8.1 hereof, "Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries" in Section 8.2 hereof, "Asset Sales" in Section 8.3 hereof, and "Dividend and Other Payment Restrictions Affecting Subsidiaries" in Section 8.6 hereof, shall be determined in accordance with GAAP as in effect and applied by the Issuer and its Subsidiaries on the Issuance Date, consistently applied; PROVIDED, FURTHER, that in the event of any change in GAAP or in any change by the Issuer or any of its Subsidiaries in GAAP applied that would result in any change in any such ratio or calculation, the Issuer shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

    12.46 "GLOBAL NOTE" means a note evidencing all or part of the Exchange Notes issued to the Depositary for such Exchange Notes.

    12.47 "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    12.48 "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    12.49 "GUARANTOR" means any entity that executes a Guarantee of the obligations of the Issuer under the Exchange Notes, and their respective successors and assigns.

    12.50 "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

    12.51 "HOLDER" means a Person in whose name an Exchange Note is registered.

    12.52 "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

    12.53 "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any Person, the ratio of: (a) the Indebtedness of such Person and its Subsidiaries as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), PROVIDED, HOWEVER, that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that DBS Corp or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

    12.54  "INDEPENDENT SUBSIDIARY" means any Subsidiary of the Issuer which
(i) maintains separate books and records from the Issuer and observes all corporate formalities, (ii) pays all of its liabilities out of its own funds,
(iii) in all dealings with the public identifies itself under its own name and as a separate and distinct entity, (iv) does not commingle its assets with those of any other Person, and (v) includes at least one independent member on its board of directors.

    12.55 "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

    12.56 "INVESTMENTS" means, with respect to any Person, all investments by such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    12.57 "ISSUANCE DATE" means the date on which the Senior Preferred Stock is originally issued under this Certificate of Designation.

    12.58 "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    12.59 "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

    12.60  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    12.61 "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer, DBS Corp or any Restricted Subsidiaries of DBS Corp, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by DBS Corp or any Restricted Subsidiary of DBS Corp to cash.

    12.62  "1994 NOTES INDENTURE" means the Indenture relating to the 1994
Notes.

    12.63  "1994 NOTES" means the 12 7/8% Senior Discount Notes due 2004 of
Dish.

    12.64 "1994 CREDIT AGREEMENT" has the meaning set forth in the 1996 Notes Indenture.

    12.65  "1996 NOTES INDENTURE" means the Indenture relating to the 1996
Notes.

    12.66  "1996 NOTES" means the 13 1/8% Senior Discount Notes due 2004 of
ESBC.

    12.67  "1997 NOTES INDENTURE" means the Indenture relating to the 1997
Notes.

    12.68 "1997 NOTES" means the 12 1/2% Senior Secured Notes due 2002 of DBS Corp.

    12.69 "NON-RECOURSE INDEBTEDNESS" of any person means Indebtedness of such Person that: (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent Person) in any way;
(iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

    12.70 "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    12.71 "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

    12.72 "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Issuer.

    12.73 "OPINION OF COUNSEL" means an opinion from legal counsel, who may be an employee of or counsel to the Issuer (or any Guarantor, if applicable), any Subsidiary of the Issuer (or any Guarantor, if applicable) or the Trustee.

    12.74 "ORBITAL EVENT" means the first date on which the Issuer and its Subsidiaries do not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single Full-CONUS Orbital Slot.

    12.75 "PERMITTED INVESTMENTS" means: (a) Investments in DBS Corp or in a Wholly Owned Subsidiary of DBS Corp, other than Unrestricted Subsidiaries of DBS Corp, (b) Investments in Cash Equivalents and Marketable Securities; (c) conversion of debentures of SSET and DBS Industries, Inc. ("DBSI"), in accordance with their terms, into Equity Interests of SSET and DBSI; and (d) Investments by DBS Corp or any Subsidiary of DBS Corp in a Person if, as a result of such Investment: (i) such Person becomes a Wholly Owned Restricted Subsidiary of DBS Corp, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, DBS Corp or a Wholly Owned Subsidiary of DBS Corp that is not an Unrestricted Subsidiary of DBS Corp.

    12.76 "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    12.77 "PREFERRED EQUITY INTEREST", in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

    12.78 "PRINCIPALS" means Charles W. Ergen, James DeFranco, R. Scott Zimmer, Steven B. Schaver and David K. Moskowitz.

    12.79 "PURCHASE MONEY INDEBTEDNESS" means indebtedness of the Issuer, any of its Bound Subsidiaries, DBS Corp, or any Restricted Subsidiaries of DBS Corp incurred (within 180 days of such purchase) to finance the purchase of any assets of the Issuer, any Bound Subsidiary, DBS Corp or any Restricted Subsidiaries of DBS Corp: (a) to the extent the amount of Indebtedness thereunder does not exceed 80% of the purchase cost of such assets; (b) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP; (c) to the extent that such Indebtedness is not recourse to the Issuer, any Bound Subsidiary, DBS Corp or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (d) if the purchase of such assets is not part of an acquisition of any Person.

    12.80 "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by the Issuer or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the cost of such EchoStar Receiver System, together with the cost of installation of such EchoStar Receiver System.

    12.81 "RECEIVABLES TRUST" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,
(b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

    12.82 "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

    12.83 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Issuer, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

    12.84 "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    12.85 "RESTRICTED INVESTMENT" means an Investment other than Permitted Investments.

    12.86 "RESTRICTED SUBSIDIARY" means, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by DBS Corp or one or more Subsidiaries of DBS Corp or a combination thereof, other than Unrestricted Subsidiaries.

    12.87 "SATELLITE RECEIVER" means any satellite receiver capable of receiving programming from the EchoStar DISH Network.

    12.88  "SEC" means the Securities and Exchange Commission.

    12.89  "SECURITIES ACT" means the Securities Act of 1933, as amended.

    12.90 "SSET" means Satellite Systems Engineering Technologies, Inc. and its Affiliates.

    12.91 "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

    12.92 "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which the Indenture is qualified under the TIA.

    12.93 "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Exchange Indenture and thereafter means the successor serving hereunder.

    12.94  "TT&C" means telemetry, tracking and control.

    12.95 "UNRESTRICTED SUBSIDIARY" means; (A) EchoStar Real Estate Corporation, EchoStar Real Estate Corporation II, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of DBS Corp designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of DBS Corp: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation: (i) is guaranteed by DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of DBS Corp or any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither DBS Corp nor any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to DBS Corp or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of DBS Corp; (c) with which neither DBS Corp nor any other Subsidiary of DBS Corp (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and (d) which does not provide direct broadcast services in any capacity other than as a selling, billing and collection agent for one or more of DBS Corp and its Restricted Subsidiaries; PROVIDED, HOWEVER, that none of DBS Corp, EchoStar Satellite Broadcasting Corporation, Dish, EchoStar Satellite Corporation, DirectSat Corporation, Echo Acceptance Corporation, Houston Tracker Systems, Inc., EchoStar International Corporation and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At the time that DBS Corp designates a Subsidiary as an Unrestricted Subsidiary, DBS Corp will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of DBS Corp evidenced by a resolution of the Board of Directors of DBS Corp and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such Subsidiary exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by DBS Corp) of such Subsidiary; PROVIDED that DBS Corp may designate DNCC as an Unrestricted Subsidiary at any time and such designation shall not be deemed a Restricted Investment if, but only if, the provisions of clauses (B) (a), (b), (c) and (d) shall have been complied with prior to such designation. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of DBS Corp if, at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, DBS Corp would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the covenant in Section 8.2 hereof entitled "--Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interest of Subsidiaries."

    12.96 "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

    12.97 "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of DBS Corp that is a Restricted Subsidiary of the Issuer.

    12.98 "WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

13  EXCHANGE

    13.1   The Issuer may, at the sole option of the Board of Directors
(subject to the legal availability of funds therefor), at any time after the Issuance Date, exchange all, but not less than all, of the outstanding shares of the Senior Preferred Stock, including any shares of the Senior Preferred Stock issued as payment for dividends, into: (i) shares of Senior Preferred Stock; (ii) shares of 12-1/8% Series C Senior Exchangeable Redeemable Preferred Stock due 2004 which will have the same rights and preferences as the Senior Preferred Stock, subject to the conditions set forth in the following paragraph; or (iii) Exchange Notes due 2004 (either a "Senior Exchange Security" and together "Senior Exchange Securities"). In order to effect such exchange, the Issuer shall (a) if necessary to satisfy the condition set forth in clause (B) in the following paragraph file a registration statement with the SEC relating to the exchange; and (b) if a registration statement is filed with the SEC pursuant to clause
(a), use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable by the SEC unless the opinion referred to in clause (B) in the following paragraph shall have been subsequently delivered.

    13.2 In order to effectuate such exchange, the Issuer shall send a written notice of exchange by mail to each holder of record of the Senior Preferred Stock, which notice shall state: (i) that the Issuer is exchanging the Senior Preferred Stock into Senior Exchange Securities pursuant to the Certificate of Designation and (ii) the date fixed for exchange (the "Exchange Date"), which date shall, subject to compliance with applicable law, not be less than 10 days nor more than 60 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). On the Exchange Date, if the conditions set forth in clauses (A) through (E) below are satisfied, the Issuer shall issue Senior Exchange Securities in exchange for the Senior Preferred Stock as provided in the next paragraph, PROVIDED that on the Exchange Date: (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Nevada law); (B) a registration statement relating to the Senior Exchange Securities shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the Exchange Date or the Issuer shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Senior Exchange Securities pursuant to such exchange made in accordance with such exemption, each holder of a Senior Exchange Security that is not an Affiliate of the Issuer will not be subject to any restrictions imposed by the Securities Act upon the resale of such Senior Exchange Securities and such exemption is relied upon by the Issuer for such exchange; (C) if Exchange Notes are issued, the Exchange Indenture and the trustee thereunder shall have been qualified under the TIA; (D) if Exchange Notes are issued, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (E) if Exchange Notes are issued, the Issuer shall have delivered to the Trustee under the Exchange Indenture a written opinion of counsel, dated the Exchange Date, regarding the satisfaction of the conditions set forth in clauses (A), (B), and (C). In the event that: (i) the issuance of the Senior Exchange Securities is not permitted on the Exchange Date or (ii) any of the conditions set forth in clauses (A) through (E) of the preceding sentence are not satisfied on the Exchange Date, the Issuer shall use its commercially reasonable efforts to satisfy such conditions and effect such exchange as soon as practicable thereafter.

    13.3 Upon any exchange pursuant to the preceding Section 13.2, the holders of outstanding shares of the Senior Preferred Stock will be entitled to receive a principal amount or liquidation preference value, as the case may be, of the Senior Exchange Securities for shares of the Senior Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends related thereto (including a prorated dividend for the period from the immediately preceding dividend payment due to the Exchange Date) equals the liquidation preference value of the Senior Exchange Securities; PROVIDED that the Issuer at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Senior Exchange Securities in respect of such dividends. The Senior Exchange Securities will be issued in registered form, without coupons. Senior Exchange Securities issued in exchange for the Senior Preferred Stock will be in principal amounts or with liquidation preference values of $1,000 and integral multiples thereof to the extent practicable, and will also be issued in principal amounts or liquidation preference value less than $1,000 so that each holder of the Senior Preferred Stock will receive certificates representing the entire principal amount or with liquidation preference values of the Senior Exchange Securities to which its shares of the Senior Preferred Stock entitle it, PROVIDED that the Issuer may, at the sole option of the Board of Directors, pay cash in lieu of issuing a Senior Exchange Security in a principal amount or with a liquidation preference value less than $1,000. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of the Senior Preferred Stock, and all rights of the holders of the Senior Preferred Stock (except the right to receive the Senior Exchange Securities an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and, if the Issuer so elects, cash in lieu of any Senior Exchange Security which is in an amount or with a liquidation preference value that is not an integral multiple of $1,000) will terminate. Holders of Senior Preferred Stock will be required to surrender their certificates, if any, for cancellation immediately prior to the receipt of the Senior Exchange Securities. The person entitled to receive the Senior Exchange Securities issuable upon such exchange will be treated for all purposes as the registered holder of such Senior Exchange Security.

    13.4 The Issuer will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

14  INDENTURE


    14.1 GENERAL. The Exchange Notes will, if and when issued, be issued pursuant to an indenture among the Issuer and a trustee selected by the Issuer (the "Trustee"). The terms of the Exchange Notes include those stated in the Exchange Indenture and those made part of the Exchange Indenture by the TIA. The Exchange Notes are subject to all such terms, and Holders are referred to the Exchange Indenture and the Trust Indenture Act for a statement thereof.

    14.2 The Exchange Notes will rank PARI PASSU in right of payment with all senior indebtedness of the Issuer. Although the Exchange Notes will be titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Exchange Notes would be senior; and (ii) the Exchange Notes will be effectively subordinated to all liabilities of the Issuer's Subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of the Issuer may guarantee the Exchange Notes). Holders of Notes will not be permitted to exercise any remedies (other than to pursue a claim in bankruptcy) against the Issuer prior to the date on which the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured.

    14.3   PRINCIPAL, MATURITY AND INTEREST

           (a)     The Exchange Notes will mature on July 1, 2004.

           (b) The Exchange Notes will accrue interest at 12-1/8% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or duly provided for. Interest will be payable semiannually on April 1 and October 1 of each year beginning on the first such date to occur after the Exchange Date, to the holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the Exchange Notes may, at the option of the Issuer, be paid in cash or by issuing additional Exchange Notes in an aggregate principal amount equal to the amount of such interest. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the Exchange Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           (c) The Exchange Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the Exchange Notes at their respective addresses set forth in the register of holders of Exchange Notes.

Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose.

    14.4   OPTIONAL REDEMPTION

           (a) Except as provided in the next paragraph, the Issuer shall not have the option to redeem the Exchange Notes prior to July 1, 2000. Thereafter, the Issuer shall have the option to redeem the Exchange Notes in cash, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:


YEAR                         PERCENTAGE
----                         ----------
2000 . . . . . . . . . . . . . 106.0250%
2001 . . . . . . . . . . . . . 104.0417%
2002 . . . . . . . . . . . . . 102.0208%
Thereafter . . . . . . . . . . 100.0000%

           (b) Notwithstanding the foregoing, at any time prior to July 1, 2000, the Issuer may redeem Exchange Notes at a redemption price, payable in cash, equal to 112.125% of the principal amount thereof on the repurchase date, plus an amount equal to accrued and unpaid interest thereon to the repurchase date, with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of the Issuer or any of its Subsidiaries (other than proceeds from a sale to the Issuer or any of its Subsidiaries); PROVIDED that (a) at least two-thirds in aggregate principal amount of the Exchange Notes originally issued remain outstanding immediately after the occurrence of such redemption; and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

    14.5   SELECTION AND NOTICE

           (a) If less than all of the Exchange Notes are to be redeemed at any time, the selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or if the Exchange Notes are not so listed on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, PROVIDED that no Exchange Notes with a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Exchange Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Notes not previously called for redemption.

           (b) The Trustee shall promptly notify the Issuer in writing of the Exchange Notes selected for redemption and, in the case of any Exchange Note selected for partial redemption, the principal amount thereof to be redeemed. Exchange Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Exchange Notes of a Holder are to be redeemed, the entire outstanding amount of Exchange Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

    14.6   OFFER TO PURCHASE UPON CHANGE OF CONTROL AND ORBITAL EVENT

           (a) The provisions of the Exchange Indenture relating to a Change of Control Offer upon a Change of Control will be substantially the same as the provisions of the Certificate of Designation relating to such matters.
In addition, in the event of an Orbital Event, the Issuer will make an offer to repurchase one-half of all outstanding Exchange Notes at a purchase price of 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. In either of the foregoing circumstances, no obligation to make such an offer shall become effective until such time as both the 1996 and the 1997 Notes have been paid in full or have otherwise matured.

           (b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes in connection with an Offer to Purchase.

    14.7   SIGNIFICANT TRANSACTIONS

           (a) The Issuer or any of its Subsidiaries may enter into a transaction or series of transactions (a "Significant Transaction") with another entity (a "Strategic Partner"), notwithstanding the fact that such Significant Transaction would otherwise be prohibited under the terms of the Exchange Indenture, in which the Issuer or any such Subsidiary: (i) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction) to such Strategic Partner or (ii) makes an Investment in or receives an Investment from such Strategic Partner; PROVIDED that :

           (i) the Issuer or such Subsidiary receives fair market value for any property or assets (including capital stock) transferred in such Significant Transaction in the opinion of a majority of the Board of Directors of the Issuer as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Issuer; and

           (ii) in connection with the consummation of such Significant Transaction, the Issuer shall make an offer (a "Special Offer to Purchase") to each Holder of Exchange Notes to repurchase, within 15 days following the consummation of such Significant Transaction, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (in either case, the "Special Offer Payment"), provided that such offer shall be made prior to the consummation of such Significant Transaction unless at such time the 1997 Notes and the 1996 Notes have not been paid in full or have otherwise matured, in which case the offer shall be made immediately after the full payment or other maturity of the 1996 Notes and the 1997 Notes.

           (b) At least 30 days prior to the consummation of such Significant Transaction, the Issuer shall mail a notice to each Holder stating:

                   (i) that the Special Offer to Purchase is being made pursuant to the covenant entitled "Significant Transactions";

                   (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the "Special Offer Payment Date");

                   (iii) that any Exchange Notes tendered will only be repurchased in the event that such Significant Transaction is consummated;

                   (iv) that any Exchange Notes not tendered or not repurchased will continue to accrue interest in accordance with the terms of the Exchange Indenture;

                   (v) that, if such Significant Transaction is consummated, unless the Issuer defaults in the payment of the Special Offer Payment, all Exchange Notes accepted for payment pursuant to the Special Offer to Purchase shall cease to accrue interest after the Special Offer Payment Date;

                   (vi) that Holders electing to have any Exchange Notes purchased pursuant to an Offer to Purchase will be required to surrender the Exchange Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Special Offer Payment Date;

                   (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Special Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Exchange Notes purchased;

                   (viii) that Holders whose Exchange Notes are being purchased only in part will be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                   (ix) a description of such Significant Transaction, as well as any other information material to such Holder's decision to tender Exchange Notes.

           (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Special Offer to Purchase.

    14.8   CERTAIN COVENANTS

           (a) RESTRICTED PAYMENTS. The provisions of the Exchange Indenture relating to Restricted Payments will be substantially the same as the provisions of Section 8.1 of this Certificate of Designation.

           (b) INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED STOCK AND ISSUANCE OF PREFERRED EQUITY INTERESTS OF SUBSIDIARIES. The provisions of the Exchange Indenture relating to Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries will be substantially the same as Section 8.2 of this Certificate of Designation.

           (c) ASSET SALES. The provisions of the Exchange Indenture relating to Asset Sales will be substantially the same as the provisions of
Section 8.3 this Certificate of Designation.

           (d) ACTIVITIES OF THE ISSUER. The provisions of the Exchange Indenture relating to "Activities of the Issuer" will be substantially the same as in Section 8.5 of this Certificate of Designation.

           (e) SUBSIDIARY GUARANTEES. The Exchange Indenture will provide that if DBS Corp or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by DBS
Corp) exceeding $500,000 to any Restricted Subsidiary of DBS Corp that is neither a Subsidiary of ESBC nor a Guarantor, the Issuer, to the extent not otherwise precluded by obligations set forth in the 1997 Notes Indenture, 1996 Notes Indenture or the 1994 Notes Indenture, shall, or shall cause the owner of such Subsidiary to: (a) enter into a pledge agreement in order to pledge all of the issued and outstanding Capital Stock of such Subsidiary as security to the Trustee for the benefit of the Holders of the Exchange Notes; and (b) cause such Subsidiary to: (i) execute and deliver to the Trustee a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Issuer's obligations under the Exchange Notes and execute a notation in form and substance reasonably satisfactory to the Trustee; and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such pledge agreement and such Supplemental Indenture have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by DBS Corp or any Guarantor in exchange for cash or Cash Equivalents in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED,

HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of such property or assets.

           (f) DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The provisions of the Exchange Indenture relating to "Dividend and Other Payment Restrictions Affecting Subsidiaries" will be substantially the same as Section 8.6 of this Certificate of Designation.

           (g) ACCOUNTS RECEIVABLE SUBSIDIARY. The provisions of the Exchange Indenture relating to "Accounts Receivable Subsidiary" will be substantially the same as Section 8.7 of this Certificate of Designation.

           (h) MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Exchange Indenture will provide that DBS Corp may not consolidate or merge with or into (whether or not DBS Corp is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

           (i) DBS Corp is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than DBS Corp) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

           (ii) the Person formed by or surviving any such consolidation or merger (if other than DBS Corp) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of DBS Corp, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Exchange Notes and the Exchange Indenture;

           (iii) immediately after such transaction no Default or Event of Default exists; and

           (iv) DBS Corp or the Person formed by or surviving any such consolidation or merger (if other than DBS Corp), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) shall have a Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of DBS Corp immediately preceding the transaction and
                   (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant in Section 8.2 entitled "Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries."

           (i) Notwithstanding the foregoing, DBS Corp may merge with another Person if:

           (i)     DBS Corp is the surviving Person;

           (ii) the consideration issued or paid by DBS Corp in such merger consists solely of Equity Interests (other than Disqualified Stock) of DBS Corp; and

           (iii) immediately after giving effect to such merger, DBS Corp's Indebtedness to Cash Flow Ratio does not exceed DBS Corp's Indebtedness to Cash Flow Ratio immediately prior to such merger.

           (j) The Exchange Indenture will also provide that the Issuer may not consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

           (i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

           (ii) the Person formed by or surviving any such consolidation or member or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuer, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Exchange Notes and the Exchange Indenture;

           (iii) immediately after such transaction, no Default or Event of Default exists; and

           (iv) the Issuer or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) will have a Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Issuer immediately preceding the transaction; and (ii) will have an Indebtedness to Cash Flow Ratio immediately after the transaction that does not exceed the Issuer's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

           (k) PROHIBITION ON STOCK PLEDGE. The provisions of the Exchange Indenture relating to "Prohibition on Stock Pledge" will be substantially the same as Section 8.8 of this Certificate of Designation.

           (l) TRANSACTIONS WITH AFFILIATES. The provisions of the Exchange Indenture relating to "Transactions with Affiliates" will be substantially the same as Section 8.9 of this Certificate of Designation.

           (m) REPORTS. The provisions of the Exchange Indenture relating to "Reports" will be substantially the same as included in this Certificate of Designation.

           (n) PAYMENTS FOR CONSENTS. The provisions of the Exchange Indenture relating to "Payment of Consents" will be substantially the same as included in this Certificate of Designation.

    14.9   EVENTS OF DEFAULT AND REMEDIES

           (a) The Exchange Indenture will provide that each of the following constitutes an Event of Default (unless the provisions described under " - Significant Transactions" in Section 14.7 hereof are applicable and DBS Corp or the Issuer complies with such provisions):

           (i) default for 30 days in the payment when due of interest on the Exchange Notes;

           (ii) default in payment when due of principal on the Exchange Notes at maturity, upon repurchase, redemption or otherwise;

           (iii) failure by the Issuer, DBS Corp or any of their Subsidiaries to comply with the provisions described under " - Offer to Purchase upon Change of Control or Orbital Event" in Section 14.6 hereof, " - Significant Transactions" in Section 14.7 hereof, " - Certain Covenants - Transactions with Affiliates" in Section 8.9 hereof, or " - Certain Covenants - Asset Sales" in Section 8.3 hereof;

           (iv) default under the provisions described under " - Certain Covenants - Restricted Payments" in Section 8.1 hereof, or " - Certain Covenants - Incurrence of Indebtedness, and Issuance of Disqualified Stock and Issuance of Preferred Equity of Subsidiaries" in Section 8.2 hereof which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Issuer pursuant to the Exchange Indenture;

           (v) failure by the Issuer for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Exchange Notes then outstanding to comply with any of its other agreements in the Exchange Indenture or the Exchange Notes;

           (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries other than an Independent Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries other than an Independent Subsidiary), other than any Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5 million or more;

           (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Subsidiaries (other than an Independent Subsidiary) (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries other than an Independent Subsidiary), other than any Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

           (viii) failure by the Issuer or any of its Subsidiaries (other than an Independent Subsidiary) to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.0 million, which judgments are not stayed within 60 days after their entry; and

           (ix) certain events of bankruptcy or insolvency with respect to the Issuer or certain of its Subsidiaries (other than an Independent Subsidiary) (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days).

           (b) If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Issuer or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Exchange Notes contained in the Exchange Indenture or the Exchange Notes, an amount of premium that would have been applicable pursuant to the Exchange Notes or as set forth in the Exchange Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries described in (i) above, all outstanding Exchange Notes will become due and payable without further action or notice. Holders of the Exchange Notes may not enforce the Exchange Indenture or the Exchange Notes except as provided in the Exchange Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

           (c) The holders of a majority in aggregate principal amount of the Exchange Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Exchange Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of the Exchange Notes.

           (d) The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Exchange Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

           (e) All powers of the Trustee will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses.

    14.10 WAIVER OF PAST DEFAULTS. Holders of not less than a majority in aggregate principal amount of Exchange Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Exchange Notes waive an existing Default or Event of Default and its consequences under the Exchange Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Exchange Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Exchange Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

    14.11 CONTROL BY MAJORITY. Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or the Exchange Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Notes or that may involve the Trustee in personal liability.

    14.12 LIMITATION ON SUITS AND EXERCISE OF REMEDIES. A Holder of an Exchange Note may pursue a remedy with respect to the Exchange Indenture or the Exchange Notes only if:

           (a) the Holder of an Exchange Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of an Exchange Note or Holders of Exchange Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Notes do not give the Trustee a direction inconsistent with the request.

A Holder of an Exchange Note may not use the Exchange Indenture to prejudice the rights of another Holder of an Exchange Note or to obtain a preference or priority over another Holder of an Exchange Note.

    14.13 Notwithstanding the foregoing or anything else to the contrary in the Exchange Indenture, neither the Trustee nor any Holder may seek any remedy (other than pursuit of a claim in bankruptcy) against the Issuer, including any acceleration of the maturity thereof, until both the 1997 Notes and the 1996 Notes have been paid in full or have otherwise matured.

    14.14 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Issuer, DBS Corp or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, DBS Corp and any of their Affiliates under the Exchange Notes or the Exchange Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

    14.15 LEGAL DEFEASANCE AND COVENANT DEFEASANCE. (a) The Issuer may, at its option and at any time, elect to have all obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for:
(i) the rights of holders of outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, or on the redemption date, as the case may be;(ii) the Issuer's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;(iii) the rights, powers, trust, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Exchange Indenture. In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Exchange Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under " - Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Exchange Notes.

           (b)     In order to exercise either Legal Defeasance or Covenant
Defeasance: (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Exchange Notes on the stated maturity or on the applicable optional redemption date, as the case may be;
(ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the U.S. reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Exchange Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of such Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of such Exchange Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant

Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Exchange Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of such Exchange Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

    14.16 AMENDMENT, SUPPLEMENT AND WAIVER. (a) Except as provided in the next paragraph, the Exchange Indenture and the Exchange Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Exchange Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes), and any existing default or compliance with any provision of the Exchange Indenture or the Exchange Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes).

           (b) Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Exchange Note held by a non-consenting holder):

              (i) reduce the aggregate principal amount of Exchange Notes whose holders must consent to an amendment, supplement or waiver;

              (ii) reduce the principal of or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes;

              (iii) reduce the rate of or change the time for payment of interest on any Exchange Notes;

              (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

              (v) make any Exchange Note payable in money other than that stated in the Exchange Notes;

              (vi) make any change in the provisions of the Exchange Indenture relating to waivers of past Defaults or the rights of holders of Exchange Notes to receive payments of principal of or interest on the Exchange Notes;

              (vii) waive a redemption payment with respect to any Exchange Note; or

              (viii) make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of at least 66 2 3% of the Exchange Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the Exchange Indenture entitled "Offer to Purchase upon Change of Control or Orbital Event" in Section 14.6 hereof, and "Asset Sales" in Section 8.3 hereof (including, in each case, the related definitions).

           (c) Notwithstanding the foregoing, without the consent of any holder of Exchange Notes, the Issuer and the Trustee may amend or supplement the Exchange Indenture and the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Issuer's obligations to holders of the Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Exchange Notes or that does not adversely affect the legal rights under the Exchange Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Exchange Indenture under the TIA.

    14.17 CONCERNING THE TRUSTEE. (a) The Exchange Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

           (b) The holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (i) this sentence shall not limit the preceding sentence of this paragraph; (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request of any holder of Exchange Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

15 TRANSFER RESTRICTIONS. No transfer of shares of the Senior Preferred Stock shall be effective until such transfer is registered on the books of the Issuer. Until registered under the Securities Act, the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act from the Issuance Date, or the Issuer and the holder of such shares otherwise agree, all shares of Senior Preferred Stock shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM

REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

    IN WITNESS WHEREOF, EchoStar Communications Corporation caused this Certificate to be signed by each of Charles W. Ergen, President, and David K. Moskowitz, Senior Vice President and Secretary, and caused Mr. Ergen's signature to be attested to by David K. Moskowitz in his capacity as Secretary this ____ day of October, 1997.


__________________________   _______________________________
Charles W. Ergen President   David K. Moskowitz, Senior Vice
                             President

ATTEST:


___________________________________
David K. Moskowitz, Secretary


State of ________________ )
                          )ss.
County of _______________ )

    The foregoing instrument was subscribed to, sworn, and acknowledged before me this ____ day of October, 1997, by David K. Moskowitz, Senior Vice President and Secretary of EchoStar Communications Corporation.

    Witness my hand and official seal.

                             __________________________________________
                             Notary Public
                             Address: _____________________________
                             ______________________________________

    My commission expires: